UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 6, 2016 (May 2, 2016)

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Quebec, Canada H7L 4A8
(Address of principal executive offices) (Zip Code)

(514) 744-6792
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph C. Papa – Assumes Position as New Chairman and CEO

On May 2, 2016, Joseph C. Papa assumed the role of Chairman and Chief Executive Officer of Valeant Pharmaceuticals International, Inc. (“Valeant”) succeeding J. Michael Pearson as Chief Executive Officer and Robert A. Ingram as Chairman of the Board of Directors.

The Company previously announced on April 25, 2016, that Mr. Papa would become Chairman and Chief Executive Officer.  Mr. Papa, 60, has more than 35 years of experience in the pharmaceutical, healthcare services and specialty pharmaceutical industries, including 20 years of branded prescription drug experience.  Mr. Papa joins Valeant from Perrigo Company plc, where he served as CEO since 2006 and was appointed as Chairman of the Board of Directors in 2007.

In connection with Mr. Papa’s appointment as Chief Executive Officer, he entered into an executive employment agreement with the Company dated as of April 25, 2016 which was described in, and filed as an exhibit to, the Company’s Current Report on Form 8-K filed on April 27, 2016.

A press release issued by the Company on May 3, 2016 announcing that Mr. Papa has assumed the role of Chairman and CEO is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated May 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2016

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert Chai-Onn
Name: Robert Chai-Onn
Title: Executive Vice President, General Counsel, Chief Legal Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated May 3, 2016